836250.1
AMENDMENT TO
CONVERGYS CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
The Convergys Corporation Executive Deferred Compensation Plan (the "Plan") is hereby amended in the following respects:
1.    Section 1 of the Plan is amended to add a new Section 1.4 reading as follows:
1.4    Notwithstanding any other provision of the Plan to the contrary, no new deferral elections will be permitted on or after January 1, 2011. Deferral elections made prior to such date shall remain in effect and to the extent not already applied will be applied to Basic Salary to which such elections apply by their terms.
2.    Section 8.2(c) is amended and restated in its entirety to read as follows:
(c)Contributions to Trust. Except as may otherwise be required by the terms of the Trust itself, an Employer may make contributions to its Trust account for the purposes of meeting its obligations under the Plan at any time, and in such amounts, as such Employer determines in its discretion.
IN ORDER TO ADOPT THIS PLAN AMENDMENT, Convergys Corporation, the Sponsor of the Plan, has caused its name to be subscribed to this Plan amendment.

CONVERGYS CORPORATION

By: ____________________________
Title: ____________________________
Date: ____________________________

836250.1